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                                                                   EXHIBIT 10.24

                        SEPARATION AGREEMENT AND RELEASE


         This Severance Agreement and Release (the "Agreement") is hereby entered into by and between Childtime Learning Centers Inc. (the "Company") and Karen R. Danner ("Employee" or "you"). When used herein the term "Company" includes any or all current or former affiliated corporations, partnerships, divisions, subsidiaries, and the officers, directors, shareholders, employees, agents, attorneys, successors and assigns of the Company.

1. Employment Status. Your employment with the Company will cease on March 26, 2003 (the "Termination Date"). Your regular salary will cease as of March 28, 2003. You will receive payment of the following: (i) your salary up to and including March 28, 2003; (ii) four (4) weeks of accrued, but unused vacation. The Termination Date shall be the date of the "qualifying event" under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). You will receive COBRA information under separate cover.

2. Consideration. In exchange for, and in consideration of, your execution of this Agreement, the Company will provide you with separation pay equal to twenty-six (26) weeks of your base pay, which is equal to $85,000. In addition, the company will provide $10,000 toward an Executive Outplacement Service or, upon your written request, will provide you with a $10,000 payment in lieu thereof. All payments made directly to employee will be subject to applicable federal, state and local withholding, benefit deductions, payroll and other taxes. Payment(s) will begin the first full pay period after execution of the Agreement and after the seven (7) day revocation period explained in
         Section 9. If you are currently enrolled in the Company's health insurance programs, you will be provided with your current or a similar level of coverage/Company co-payment through December 31, 2003. You will be required to make the applicable co-payment for any benefit coverage after the end of the severance period if you desire benefit coverage for the months of October through December 2003. In the event that benefit plans, insurance carriers, or payroll cycles change during this transition period, you will be converted to similar plans, policies, or pay cycles.

3. Settlement of Amounts Due. The amounts set forth in Sections 1 and 2 shall be complete and unconditional payment, settlement, accord and satisfaction with respect to all obligations and liabilities of the Company to you, including, without limitation, all claims for wages, salary, bonuses, vacation pay, capital stock of the Company or rights to acquire capital stock or other securities of the Company, severance pay, retention pay, or any other benefits, costs or sums.

4.       Release.

                  (I) In exchange for the consideration described herein, which is in addition to anything of value to which you are already entitled to receive from the Company, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by you, on behalf of yourself and your representatives, agents, estate, heirs, successors and assigns, absolutely and unconditionally hereby release, remise and forever discharge the Releasees (defined as the Company, its parent(s), affiliates, divisions, subsidiaries, successors and assigns, and its and their respective shareholders, officers, directors, employees, agents, representatives, and attorneys, in both their individual and official capacities) from any and all actions or causes of action, charges, suits, claims, complaints, obligations, contracts, liabilities, agreements, promises, debts and damages, of any kind or nature whatsoever, whether existing or contingent, known or unknown, suspected or unsuspected, in law or in equity, which arise out of your employment with or separation from employment with the Company. You agree that this Release is all encompassing and shall act as a full and total release of any claims that you have or ever had against the Releasees including from the beginning of your employment to the date this Agreement becomes effective ("Effective Date"). You agree that this release of all claims includes, but is not limited to, claims under any federal, state or local constitution, statute, ordinance, bylaw or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, creed, religion, sex, sexual harassment, sexual orientation, national origin, ancestry, marital status, handicap or disability, veteran status,

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         military service or application for military service, genetic carrier status; any contract, whether oral or written, express or implied; any tort; and any common law.

                (II) You further agree to release and discharge the Releasees from any and all claims which might be made by any other person or organization on your behalf and you specifically waive any right to become, and promise not to become, a member of any class in a case in which a claim or claims against the Company are made involving any matters subject to release pursuant to this Section.

         (III) Waiver of Rights and Claims Under the Age Discrimination in Employment Act of 1967.

         Since Employee is 40 years of age or older, Employee has been informed that Employee has or might have specific rights and/or claims under the Age Discrimination in Employment Act of 1967 ("ADEA") and Employee agrees that:

         (a) In consideration of the payments described in Section 2 hereof, which is in addition to anything of value to which Employee already may be entitled, Employee specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to or on the date this Agreement was executed;

         (b) Employee understands that rights or claims under the ADEA that may arise after the date this Agreement is executed are not waived by Employee;

         (c) Employee hereby is and was advised of his/her right to consult with his/her counsel of choice prior to executing this Agreement and Employee acknowledges that he/she has not been subject to any undue or improper influence interfering with the exercise of Employee's free will in executing this Agreement;

         (d) Employee has carefully read and fully understands all of the provisions of this Agreement, and Employee knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

         (e) In entering into this Agreement Employee is not relying on any representation, promise or inducement made by the Company or its attorneys with the exception of those promises described in this document; and

         (f) Employee also agrees not to initiate any legal action, charges or complaints against the Company in any forum whatsoever, in connection with the claims released by him/her pursuant to this section.

5.   Period for Review and Consideration of Agreement.
             (I) When the Company presented Employee with this Agreement, Employee was informed that she/he has 21 days to review this Agreement and consider its terms before signing it.

             (II) The 21-day review period will not be affected or extended by any revisions, whether material or immaterial, that might be made to this Agreement.

             (III) The Company expressly denies that it has violated any law, statute, ordinance, contract, duty or obligation whatsoever, or that it committed any tort or engaged in any wrongful conduct. The Company acknowledges that the consideration described in this Agreement is in excess of that to which Employee was otherwise entitled upon his/her termination under either applicable law or Company policy.


6. Proprietary and Company Materials. On or before the Termination Date, you will return to the Company all proprietary and Company property, equipment, and materials, including but not limited to, credit cards, personal computers, memoranda, sales brochures, manuals, building keys and passes, courtesy parking passes, names and addresses of all Company customers and potential customers, customer lists, customer contacts, customer information and/or data, sales or financial information, diskettes, intangible information stored on diskettes, business or marketing plans, reports, projections, software programs and data compiled with the use of those programs, tangible copies of trade secrets and confidential information, and any and all other information or property previously or currently held or used by you that is
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     or was related to your employment with the Company. You agree that in the event that you discover any other Company or proprietary materials in your possession after the Termination Date, you will immediately return such materials to the Company.

7. Non-Disparagement and Confidentiality. You agree not to misappropriate, divulge or communicate, directly or indirectly, any confidential and/or proprietary information, including trade secret information, of the Company or any third party associated with the Company. You further agree not to disparage the business, any employees or past employees, operations, technologies, products, services, marketing strategies, pricing policies, management, affairs and financial condition of the Company. You also agree that you shall not divulge or publish, directly or indirectly, any information whatsoever regarding the substance, terms or existence of this Agreement and/or any discussions or negotiations relating to this Agreement, to any person or organization other than your attorneys, accountants, financial advisors or members of your immediate family. Nothing herein shall prohibit or bar you from providing truthful testimony in any legal proceeding or in communicating with any governmental agency or representative or from making any truthful disclosure required, authorized or permitted under law; provided however, that in providing such testimony or making such disclosures or communications, you will use your best efforts to ensure that this Section is complied with to the maximum extent possible.



8.   Post-Employment Obligations.

                (I) You agree that for the period of eighteen (18) months following the Termination Date, you will not, in any manner, hire or engage, or assist any company or business organization by which you are employed or which is directly or indirectly controlled by you to hire or engage, any person who is employed by the Company (or is an agent, representative, contractor or consultant of the Company) at any time during your employment with the Company or during the period of eighteen (18) months thereafter.

                (II) You agree that during the period of eighteen (18) months following the Termination Date, you will not solicit, recruit or induce, in any manner, any person who is employed by the Company (or is or was an agent, representative, contractor or consultant of the Company) at any time during your employment with the Company, or during the period of eighteen (18) months thereafter, to leave his or her employment or engagement with the Company.

                (III) You agree that during the period of eighteen (18) months following the Termination Date, you will not solicit or do business with any client of the Company about whom you obtained information, or became familiar with through confidential information, during your employment with the Company.

                (IV) You agree that for twelve (12) months following the termination of your employment with Childtime that you shall not, within any state in which Childtime operates, directly or indirectly, own, manage, operate, join, control, or participate in, or be connected with, as an officer, employee, agent, partner, director, or otherwise, of any business, individual, partnership, firm, or corporation (collectively "Entity") that is at the time engaged principally or significantly in a business which is in substantial direct competition with Childtime, or any subsidiary or affiliate of Childtime. Nothing herein, however, shall prohibit Employee from acquiring or holding any issue of stock or securities of any Entity that has any securities listed on a national securities exchange or quoted on the daily listing of over-the-counter market securities, provided that at any one time Employee and the members of her immediate family do not own more than one percent of any voting securities of any such Entity.

                (V) You agree to cooperate with Childtime in the conduct
         and defense of any litigation, criminal or civil, administrative proceeding, investigation, or arbitration. Cooperation includes, but is not limited to, meeting with Childtime's attorneys; providing documents and information in your, or your agent's, possession; and making yourself available to testify on behalf of Childtime or any parent, subsidiary, or affiliate of Childtime. You agree not to discuss, comment, give, or prepare any writing involving any issue arising out of any litigation, administrative proceeding, investigation, or arbitration in which Childtime is or shall become involved without first having been so authorized by the President of Childtime in writing or by virtue of process issued by a court of competent jurisdiction. In the event that you are issued process by a court of competent jurisdiction, you will immediately
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         inform Childtime, and if requested, meet with Childtime's attorneys before discussing, testifying, commenting, giving or preparing any writing, in which Childtime is involved. Childtime agrees to reimburse you, on an after tax basis, for all reasonable expenses incurred in connection with your cooperation with Childtime in the conduct and defense of any litigation, criminal or civil, administrative proceeding, investigation, or arbitration.

         You also agree that you will cooperate with Childtime, on an as needed basis, for the six (6) months following the termination of your employment with Childtime, to assist Childtime with any issues, questions, or inquiries connected with your employment with Childtime or Childtime's business. You will not be reimbursed for any of your time or expenses incurred in connection with your cooperation pursuant to this paragraph.


9.   Representations and Governing Law.

                (I) This Agreement represents the complete and sole understanding between the parties concerning the subject matter hereof, and supersedes any and all other agreements and understandings, whether oral or written, concerning the subject matter hereof. Employee represents that he/she is not relying upon any representation, statement, or promise not set forth in this Agreement.

                (II) If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. Any waiver of any provision of this Agreement shall not constitute a waiver of any other provision of this Agreement unless expressly so indicated otherwise.

                (III) The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of the Agreement. Company reserves the right to seek appropriate damages, including attorneys' fees and injunctive relief, should Employee violate this Agreement.

                (IV) The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of Michigan, without giving effect to the principles of conflicts of law thereof.

                (V) You may not assign any of your rights or delegate any of your duties under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of the successors and assigns of the Company.

                (VI) Employee acknowledges that he/she is fully aware
         of this Agreement's contents and of its legal effects. Employee also hereby acknowledges that he/she has been advised by the Company of her/his right to consult with an attorney regarding this Agreement prior to its execution. Employee understands her/his right to have this Agreement reviewed by an attorney and acknowledges that the Company has advised and encouraged her/him to consult with an attorney so that she is fully aware of her rights and obligations under this Agreement. Employee has twenty-one (21) days from the date he/she receives this Agreement to sign it and return it to the Company. In the event Employee signs this Agreement, he/she shall have seven (7) days thereafter to revoke this Agreement. A revocation must be in writing and delivered to the person who executed this Agreement on behalf of the Company. If this Agreement is not revoked within the seven (7) day period, it will be fully enforceable without any further affirmative action by any party.
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                (VII) This Agreement has been executed freely, knowingly and voluntarily by Employee without duress, coercion, or undue influence, with a full and free understanding of its terms. This Agreement supercedes all prior oral and written agreements, if any, with respect to the subject matter hereof between the parties. This Agreement may not be changed except in writing and signed by both Employee and an authorized officer of the Company.

YOU REPRESENT THAT YOU HAVE READ THE FOREGOING AGREEMENT, FULLY UNDERSTAND THE TERMS AND CONDITIONS OF SUCH AGREEMENT, AND ARE VOLUNTARILY EXECUTING THE SAME. IN ENTERING INTO THIS AGREEMENT, YOU DO NOT RELY ON ANY REPRESENTATION, PROMISE OR INDUCEMENT MADE BY THE COMPANY, WITH THE EXCEPTION OF THE CONSIDERATION DESCRIBED IN THIS DOCUMENT.

/s/ Karen R. Danner                       /s/ Scott W. Smith
-------------------------------           -------------------------------------
Karen R. Danner                           Childtime Learning Centers Inc.

Dated: April 14, 2003                     By: Scott W. Smith
       ------------------------               ---------------------------------
                                          Title: V.P. Human Resources
                                                -------------------------------

                                          Dated: April 24, 2003
                                                -------------------------------




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                         Waiver of 21 Day Review Period



         I, Karen R. Danner acknowledge that I was informed and understand that I have 21 days within which to consider the attached Separation Agreement and Release, have had the opportunity to consult with an attorney regarding such Agreement and have considered carefully every provision of the Agreement, and that after having engaged in those actions, I prefer to and have requested that I enter into the Agreement prior to the expiration of the 21-day period.


Dated: April 15, 2003                   Employee /s/ Karen R. Danner
      ------------------------------             -----------------------------


Dated: April 15, 2003                   Witness  /s/ Courtney Danner
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